Exhibit 99.1

FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania - April 23, 2021

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced record earnings of $5,542,000 for the three months ended March 31, 2021, increasing 80% from the $3,079,000 recorded during the corresponding period of 2020. The increase reflects the benefits derived from the Company’s acquisition of UpState New York Bancorp, Inc. (“UpState”), which closed on July 7, 2020. Earnings per share on a fully diluted basis were $0.67 in the first quarter of 2021 compared to $0.49 in the first quarter of 2020. The annualized return on average assets was 1.18% in the first quarter of 2021 and the annualized return on average equity was 11.39%, compared to 1.01% and 8.79%, respectively, in the first quarter of 2020.

Total assets were $2.010 billion as of March 31, 2021, an increase of $767.5 million compared to March 31, 2020. As of March 31, 2021, total loans increased $493.0 million compared to March 31, 2020, total deposits increased $695.0 million compared to March 31, 2020, and stockholders’ equity increased $52.9 million compared to March 31, 2020. The increases reflect the balances acquired from UpState and the impact from economic stimulus, including loans originated through the Payroll Protection Program (“PPP”). During the three months ended March 31, 2021, we originated 633 new PPP loans totaling $54.3 million, and had $30.0 million of loans forgiven that were originated in previous periods. As of March 31, 2021, the total of all PPP loans outstanding was $119.3 million.

Net interest income (fully taxable equivalent, or fte) was $15,981,000 during the three months ended March 31, 2021, which is $6,078,000 higher than the comparable three-month period of 2020. A $491.3 million increase in average loans outstanding over the corresponding period in 2020 contributed to the increased interest income. During the three-months ended March 31, 2021, the fte yield on interest-earning assets decreased thirty-two basis points compared to the three months ended March 31, 2020, while the cost of funds decreased fifty-five basis points. As a result, the annualized net interest spread (fte) improved to 3.46% from 3.23% in the quarter ended March 31, 2021 compared to the corresponding three-month period in 2020.

Other income totaled $1,989,000 for the three months ended March 31, 2021 compared to $1,654,000 during the corresponding period of last year. The increase is due primarily to an $184,000 increase in service charges due primarily to service charges and fees related to the acquisition of UpState. Earnings and proceeds on bank-owned life insurance policies also increased $166,000 over the first quarter of last year. All other categories of other income decreased $15,000, net.

Operating expenses totaled $9,452,000 in the three months ended March 31, 2021 and were $2,393,000 higher than the $7,059,000 recorded in the same period of last year. The increase reflects the costs of operations acquired from UpState, including four new Community Offices.

Mr. Critelli stated, “Our first quarter results reflect the revenue generated and the costs associated with our acquisition of UpState, as well as the continued impact of economic stimulus on our balance sheet. We remain committed to providing the financial resources that will help our customers emerge from the restrictions related to the COVID-19 pandemic, and continue to provide the resources to allow our employees the ability to perform their functions in a safe work environment. We look forward to continuing to serve our expanded base of stockholders and customers.”

Norwood Financial Corp. is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and sixteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements.

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks and uncertainties include changes in federal and state laws, changes in interest rates, the risks and uncertainty posed by, and the effect and impact of, the COVID-19 pandemic on the economy and the Company’s results of operation and financial condition, the ability to control costs and expenses, demand for real estate, government fiscal and trade policies, cybersecurity and general economic conditions. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure. Tax-equivalent net interest income is derived from GAAP interest income and net interest income using an assumed tax rate of 21%. We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice. The following reconciles net interest income to net interest income on a fully taxable-equivalent basis:

	Three months ended March 31,
(dollars in thousands)
	2021	2020
Net interest income	$15,776	$9,665
Tax equivalent basis adjustment using 21% marginal tax rate	205	238

Net interest income on a fully taxable equivalent basis	$15,981	$9,903

This release also references average tangible equity, which is also a non-GAAP financial measure. Average tangible equity is calculated by deducting average goodwill and other intangible assets from average stockholders’ equity. The Company believes that disclosure of tangible equity ratios enhances investor understanding of our financial position and improves the comparability of our financial data. The following reconciles average equity to average tangible equity:

	Three months ended March 31,
(dollars in thousands)
	2021	2020
Average equity	$197,243	$140,962
Average goodwill and other intangibles	(29,798)	(11,552)

Average tangible equity	$167,445	$129,410

Contact:	William S. Lance
Executive Vice President &
Chief Financial Officer
Norwood Financial Corp
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

(unaudited)

	March 31
	2021	2020
ASSETS
Cash and due from banks	$20,364	$14,712
Interest-bearing deposits with banks	190,135	23,706

Cash and cash equivalents	210,499	38,418

Securities available for sale	275,224	196,998
Loans receivable	1,421,568	928,565
Less: Allowance for loan losses	14,509	9,088

Net loans receivable	1,407,059	919,477
Regulatory stock, at cost	4,043	3,770
Bank premises and equipment, net	17,648	14,071
Bank owned life insurance	39,471	38,971
Foreclosed real estate owned	844	1,077
Accrued interest receivable	6,317	3,669
Goodwill	29,290	11,331
Other intangible assets	495	212
Other assets	18,946	14,297

TOTAL ASSETS	$2,009,836	$1,242,291

LIABILITIES
Deposits:
Non-interest bearing demand	$415,395	$213,359
Interest-bearing	1,269,793	776,801

Total deposits	1,685,188	990,160
Short-term borrowings	72,917	40,656
Other borrowings	39,366	51,350
Accrued interest payable	1,370	2,895
Other liabilities	15,888	15,043

TOTAL LIABILITIES	1,814,729	1,100,104

STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, authorized 5,000,000 shares	—	—
Common Stock, $.10 par value per share, authorized: 20,000,000 shares, issued: 2021: 8,240,081 shares, 2020: 6,342,568 shares	824	634
Surplus	95,717	49,644
Retained earnings	97,201	88,032
Treasury stock, at cost: 2021: 21,568 shares, 2020: 12,007 shares	(656)	(400)
Accumulated other comprehensive income	2,021	4,277

TOTAL STOCKHOLDERS’ EQUITY	195,107	142,187

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,009,836	$1,242,291

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2021	2020
INTEREST INCOME
Loans receivable, including fees	$16,146	$10,683
Securities	1,112	1,179
Other	43	6

Total Interest income	17,301	11,868

INTEREST EXPENSE
Deposits	1,255	1,790
Short-term borrowings	69	111
Other borrowings	201	302

Total Interest expense	1,525	2,203

NET INTEREST INCOME	15,776	9,665
PROVISION FOR LOAN LOSSES	1,500	700

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,276	8,965

OTHER INCOME
Service charges and fees	1,247	1,063
Income from fiduciary activities	160	153
Net realized gains on sales of securities	21	38
Gains on sales of loans, net	29	56
Earnings and proceeds on life insurance policies	374	208
Other	158	136

Total other income	1,989	1,654

OTHER EXPENSES
Salaries and employee benefits	4,953	3,777
Occupancy, furniture and equipment	1,220	968
Data processing and related operations	603	437
Taxes, other than income	305	214
Professional fees	540	218
FDIC Insurance assessment	181	0
Foreclosed real estate	30	16
Amortization of intangibles	35	22
Other	1,585	1,407

Total other expenses	9,452	7,059
INCOME BEFORE TAX	6,813	3,560
INCOME TAX EXPENSE	1,271	481

NET INCOME	$5,542	$3,079

Basic earnings per share	$0.68	$0.49

Diluted earnings per share	$0.67	$0.49

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended March 31	2021	2020
Net interest income	$15,776	$9,665
Net income	5,542	3,079
Net interest spread (fully taxable equivalent)	3.46%	3.23%
Net interest margin (fully taxable equivalent)	3.59%	3.48%
Return on average assets	1.18%	1.01%
Return on average equity	11.39%	8.79%
Return on average tangible equity	13.42%	9.57%
Basic earnings per share	$0.68	$0.49
Diluted earnings per share	$0.67	$0.49

As of March 31	2021	2020
Total assets	$2,009,836	$1,242,291
Total loans receivable	1,421,568	928,565
Allowance for loan losses	14,509	9,088
Total deposits	1,685,188	990,160
Stockholders’ equity	195,107	142,187
Trust assets under management	173,263	137,059
Book value per share	$23.82	$22.52
Tangible book value per share	$20.20	$20.70
Equity to total assets	9.71%	11.45%
Allowance to total loans receivable	1.02%	0.98%
Nonperforming loans to total loans	0.83%	0.30%
Nonperforming assets to total assets	0.63%	0.31%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	March	December 31	September 30	June 30	March 31
	2021	2020	2020	2020	2020
ASSETS
Cash and due from banks	$20,364	$19,445	$23,874	$15,387	$14,712
Interest-bearing deposits with banks	190,135	92,248	100,566	67,989	23,706

Cash and cash equivalents	210,499	111,693	124,440	83,376	38,418

Securities available for sale	275,224	226,586	197,436	196,735	196,998
Loans receivable	1,421,568	1,410,732	1,414,662	988,679	928,565
Less: Allowance for loan losses	14,509	13,150	11,674	10,312	9,088

Net loans receivable	1,407,059	1,397,582	1,402,988	978,367	919,477
Regulatory stock, at cost	4,043	3,981	3,876	3,677	3,770
Bank owned life insurance	39,471	39,608	39,400	39,183	38,971
Bank premises and equipment, net	17,648	17,814	18,124	14,040	14,071
Foreclosed real estate owned	844	965	965	965	1,077
Goodwill and other intangibles	29,785	29,820	30,778	11,522	11,543
Other assets	25,263	23,815	24,100	26,676	17,966

TOTAL ASSETS	$2,009,836	$1,851,864	$1,842,107	$1,354,541	$1,242,291

LIABILITIES
Deposits:
Non-interest bearing demand	$415,395	$359,559	$372,237	$284,754	$213,359
Interest-bearing deposits	1,269,793	1,175,826	1,143,685	801,484	776,801

Total deposits	1,685,188	1,535,385	1,515,922	1,086,238	990,160
Borrowings	112,283	105,762	115,732	106,027	92,006
Other liabilities	17,258	15,932	19,906	19,612	17,938

TOTAL LIABILITIES	1,814,729	1,657,079	1,651,560	1,211,877	1,100,104

STOCKHOLDERS’ EQUITY	195,107	194,785	190,547	142,664	142,187

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,009,836	$1,851,864	$1,842,107	$1,354,541	$1,242,291

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	March 31	December 31	September 30	June 30	March 31
Three months ended	2021	2020	2020	2020	2020
INTEREST INCOME
Loans receivable, including fees	$16,146	$16,336	$16,260	$10,767	$10,683
Securities	1,112	1,064	1,031	1,063	1,179
Other	43	29	18	19	6

Total interest income	17,301	17,429	17,309	11,849	11,868

INTEREST EXPENSE
Deposits	1,255	1,514	1,676	1,630	1,790
Borrowings	270	301	303	352	413

Total interest expense	1,525	1,815	1,979	1,982	2,203

NET INTEREST INCOME	15,776	15,614	15,330	9,867	9,665
PROVISION FOR LOAN LOSSES	1,500	1,600	1,850	1,300	700
NET INTEREST INCOME AFTER PROVISION

FOR LOAN LOSSES	14,276	14,014	13,480	8,567	8,965

OTHER INCOME
Service charges and fees	1,247	1,913	1,301	837	1,063
Income from fiduciary activities	160	150	205	175	153
Net realized gains on sales of securities	21	—	33	—	38
Gains on sales of loans, net	29	241	164	65	56
Earnings and proceeds on life insurance policies	374	208	217	212	208
Other	158	149	152	103	136

Total other income	1,989	2,661	2,072	1,392	1,654

OTHER EXPENSES
Salaries and employee benefits	4,953	5,243	4,812	3,289	3,777
Occupancy, furniture and equipment, net	1,220	1,165	1,109	906	968
Foreclosed real estate	30	8	31	(2)	16
FDIC insurance assessment	181	213	144	42	—
Merger related	22	66	386	1,597	—
Other	3,046	3,214	2,898	2,260	2,298

Total other expenses	9,452	9,909	9,380	8,092	7,059

INCOME BEFORE TAX	6,813	6,766	6,172	1,867	3,560
INCOME TAX EXPENSE	1,271	1,253	1,173	379	481

NET INCOME	$5,542	$5,513	$4,999	$1,488	$3,079

Basic earnings per share	$0.68	$0.67	$0.62	$0.24	$0.49

Diluted earnings per share	$0.67	$0.67	$0.62	$0.24	$0.49

Book Value per share	$23.82	$23.72	$23.30	$22.62	$22.52
Tangible Book Value per share	20.20	20.10	19.55	20.80	20.70

Return on average assets (annualized)	1.18%	1.18%	1.11%	0.45%	1.01%
Return on average equity (annualized)	11.39%	11.32%	10.64%	4.17%	8.79%
Return on average tangible equity (annualized)	13.42%	13.46%	11.75%	4.54%	9.57%

Net interest spread (fte)	3.46%	3.50%	3.55%	3.03%	3.23%
Net interest margin (fte)	3.59%	3.65%	3.73%	3.25%	3.48%

Allowance for loan losses to total loans	1.02%	0.93%	0.83%	1.04%	0.98%
Net charge-offs to average loans (annualized)	0.04%	0.04%	0.14%	0.03%	0.05%
Nonperforming loans to total loans	0.83%	0.85%	0.89%	0.30%	0.30%
Nonperforming assets to total assets	0.63%	0.70%	0.74%	0.29%	0.31%